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CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 11-K of the Tax-Advantaged Savings Plan of Pogo Producing Company (the "Plan") for the year ended December 31, 2002 (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Plan, as of the dates and for the periods indicated.

Date: June 30, 2003
/s/  JOHN O. MCCOY, JR.
John O. McCoy, Jr.
 Member of Administrative Board
of the Plan and Executive Vice President
and Chief Administrative Officer of
Pogo Producing Company
(Chief Executive Officer (or equivalent)
of the Plan)

/s/  JAMES P. ULM, II
James P. Ulm, II
 Member of Administrative Board
of the Plan and Senior Vice President
and Chief Financial Officer of
Pogo Producing Company
(Chief Financial Officer (or equivalent)
of the Plan)

        The foregoing certifications are being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and are not being filed as part of the Report or as a separate disclosure document.

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CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002